Exhibit 10.19.1

FIRST AMENDMENT
TO THE HUMACYTE, INC.
2015 OMNIBUS INCENTIVE PLAN

THIS FIRST AMENDMENT to the Humacyte, Inc. 2015 Omnibus Incentive Plan is dated as of February 23, 2018.

WHEREAS, the Board of Directors of Humacyte, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Humacyte, Inc. 2015 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors determines that it is in the best interest of the Company to amend the Plan in order to increase the number of shares of common stock issuable pursuant to all Awards, including Incentive Stock Options (as such terms are defined in the Plan) from Twelve Million (12,000,000) to Twenty-Seven Million (27,000,000) shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	Section 3(a) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Reserved Shares. Subject to the provisions of Sections 12 and 13, below, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 27,000,000 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 27,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors as of February 18, 2018 and by the stockholders of the Company as of February 23, 2018.

[CORPORATE SEAL]		HUMACYTE, INC.

		By:	/s/ Carrie S. Cox
Carrie S. Cox
President and CEO

By:	/s/ Paul A. Boyer
Paul Boyer, Assistant Secretary